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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (Date of earliest event reported): AUGUST 17, 1998



                                   UROCOR, INC.
                (Exact name of registrant as specified in charter)


       DELAWARE                      0-28328                          75-2117882
(State of Incorporation)      (Commission File No.)    (I.R.S. Employer Identification No.)


         800 RESEARCH PARKWAY
         OKLAHOMA CITY, OKLAHOMA                         73104
(Address of Principal Executive Offices)               (Zip Code)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (405) 290-4000

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                                        Page 1
                           Exhibit Index Appears on Page 4

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ITEM 5.   OTHER EVENTS.

     On August 17, 1998, UroCor, Inc., a Delaware corporation (the "Company"), announced that its Board of Directors has adopted a Stockholder Rights Plan (the "Plan"). A copy of the Rights Agreement dated August 17, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent, the Certificate of Designation, Powers, Preferences and Rights of Series I Preferred Stock dated August 17, 1998, Form of Right Certificate, the Summary of Rights to Purchase Preferred Shares and the press release announcing the adoption of the Plan are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

      4.1 - Rights Agreement dated August 17, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

      4.2 - Certificate of Designation, Powers, Preferences and Rights of Series I Preferred Stock dated August 17, 1998.

      4.3 -    Form of Right Certificate.

      4.4 -    Summary of Rights to Purchase Preferred Shares.

     99.1 - Press release of the Company dated August 17, 1998, announcing the adoption of the Plan.


                                       Page 2

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UROCOR, INC.



Dated: August 21, 1998             By:  /s/ SOCRATES H. CHOUMBAKOS
                                      -----------------------------------------
                                                Socrates H. Choumbakos
                                      Senior Vice President, Corporate Planning
                                            and Development and Secretary


                                       Page 3

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                                INDEX TO EXHIBITS

    Number                                 Exhibit
    ------                                 -------
     4.1      Rights Agreement dated as of August 17, 1998, between the
              Company and American Stock Transfer & Trust Company, as Rights
              Agent.
     4.2      Certificate of Designation, Powers, Preferences and Rights of
              Series I Preferred Stock dated August 17, 1998.

     4.3      Form of Right Certificate.

     4.4      Summary of Rights to Purchase Preferred Shares.

     99.1 Press release of the Company dated August 17, 1998, announcing the adoption of the Plan.


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